UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 27, 2007

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangement with Named Executive Officer.

Director John D. Poe served as acting Chief Executive Officer from September 27, 2005 until April 3, 2006 and thus was a Named Executive Officer in the Company’s most recently filed proxy statement.

On March 27, 2007 the Company received a letter from Mr. Poe dated as of March 19, 2007, returning an unsigned stock option agreement related to an award of 5,000 options made on January 1, 2007, one of the pre-established dates for semi-annual awards to Directors. Mr. Poe stated that consistent with his having taken a leave of absence from the Board effective as of August 17, 2006, it would not be appropriate for him to accept the options.

As indicated in the Form 10-K/A for fiscal year 2006 filed on March 29, 2007, these options have been cancelled and rescinded by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	SEMTECH CORPORATION

By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer